                                                                Exhibit 3


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        BRISTOL TECHNOLOGY SYSTEMS, INC.


        Bristol Technology Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation") hereby certifies as follows:

        1. The undersigned is the duly elected, qualified and acting President of the Corporation.

        2. Pursuant to a meeting of the Board of Directors of the Corporation, resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:

        "RESOLVED, that the Certificate of Incorporation be amended by changing
        Article IV thereof so that, as amended, Article IV shall read in its entirety as follows:

                                   ARTICLE IV
                                   ----------

        The total authorized stock of the Corporation shall be 24,000,000 shares, consisting of 20,000,000 shares of common stock having a par value of $0.001 per share ("Common Stock") and 4,000,000 shares of preferred stock having a par value of $0.001 per share ("Preferred Stock"). Authority is hereby expressly granted to the Board of Directors of the Corporation to authorize the issuance of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series the number of shares of such series, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights, transfer and ownership restrictions and liquidation preferences, that are permitted by the General Corporation Law of Delaware in respect of any class or classes of stock or any series of any class of stock of the Corporation, without further action or vote by the Corporation's shareholders.

        Upon the amendment of this Article IV to read as hereinabove set forth, each 1.88768286927797000 outstanding shares of Common Stock is combined on a pro rata basis into one (1) share of Common Stock and cash in lieu of a fractional share.

        3. That in lieu of a meeting and vote of stockholders, the majority of stockholders of the Corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        4. That the above amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President, this 21st day of October, 1996.

                                BRISTOL TECHNOLOGY SYSTEMS, INC.,
                                a Delaware corporation



                                By  /s/ Richard H. Walker
                                   ---------------------------------
                                   Richard H. Walker
                                   President

   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/16/1996
  960268094 - 2607996


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        BRISTOL TECHNOLOGY SYSTEMS, INC.


        The undersigned, being the President of Bristol Technology Systems, Inc. (the "Corporation"), hereby certifies as follows:

        1. (a) The Certificate of Incorporation of the Corporation is hereby amended to change the number of shares authorized to "24,000,000" consisting of "20,000,000" shares of common stock having a par value of "$0.001" per share and "4,000,000" shares of preferred stock having a par value of "$0.001" per share.

            (b) To effect the foregoing, Article IV of said Certificate of Incorporation is amended and restated to read in its entirety as follows:

                                  "ARTICLE IV

                The total authorized stock of the Corporation shall be 24,000,000 shares, consisting of 20,000,000 shares of common stock having a par value of $0.001 per share ("Common Stock") and 4,000,000 shares of preferred stock having a par value of $0.001 per share ("Preferred Stock"). Authority is hereby expressly granted to the Board of Directors of the Corporation to authorize the issuance of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series the number of shares of such series, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights, transfer and ownership restrictions and liquidation preferences, that are permitted by the General Corporation
                Law of Delaware in respect of any class or classes of stock or any series of any class of stock of the Corporation, without further action or vote by the Corporation's shareholders."

        2. This amendment has been duly adopted by the unanimous written consent of the board of directors of the Corporation and the written consent of the holders of a majority of the outstanding capital stock of the Corporation in accordance with the provisions of Sections 242, 228 and 141(f) of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate this 16th day of September, 1996.



                                        /s/ Richard H. Walker
                                        ---------------------------------
                                        Richard H. Walker, President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        BRISTOL TECHNOLOGY SYSTEMS, INC.


        The undersigned, being the President of Bristol Technology Systems, Inc. (the "Corporation"), hereby certifies as follows:

        1.      (a)   The Certificate of Incorporation of the Corporation is
hereby amended to change the number of shares authorized to "20,000,000" and to change the par value of said shares to "$.001".

                (b) To effect the foregoing, Article IV of said Certificate of Incorporation is amended to read in its entirety as follows:

                                  "ARTICLE IV

        The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:

       Number of Shares            Par Value               Class of
          Authorized               Per Share                Stock
       ----------------            ---------               --------
         20,000,000                  $0.001                Common"

        2. This amendment has been duly adopted by the unanimous written consent of the board of directors of the Corporation and the written consent of the holders of all of the outstanding capital stock of the Corporation in accordance with the provisions of Sections 242, 228 and 141(f) of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate this 21st day of June, 1996.


                                             /s/ Richard H. Walker
                                             --------------------------------
                                             Richard H. Walker, President

                          CERTIFICATE OF INCORPORATION

                                       OF

                        BRISTOL TECHNOLOGY SYSTEMS, INC.

                                   ARTICLE I

        The name of the corporation is BRISTOL TECHNOLOGY SYSTEMS, INC., hereinafter called the "Corporation").

                                   ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

        The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

        The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:

        Number of Shares        Par Value       Class of
          Authorized            Per Share        Stock
        ----------------        ---------       --------

            3,000                 $0.01          Common


                                   ARTICLE V

        The name of the Incorporator is A. Jeffry Robinson and the address of the Incorporator is 1221 Brickell Avenue, Miami, Florida 33131.

                                   ARTICLE VI

        The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation's Bylaws.

                                  ARTICLE VII

        No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. It is the intent that this provision be interpreted to provide the maximum protection against liability afforded to directors under the Delaware General Corporation Law in existence either now or hereafter.

                                  ARTICLE VIII

        This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                                   ARTICLE IX

        The directors of the Corporation shall have the power to adopt, amend or repeal the bylaws of the Corporation.

        IN WITNESS WHEREOF, the undersigned, being the incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate of Incorporation this 2nd day of April, 1996.

                                               /s/ A. Jeffry Robinson
                                               --------------------------------
                                               A. Jeffry Robinson, Incorporator